UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2015

Apollo Residential Mortgage, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35246	45-0679215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) Apollo Residential Mortgage, Inc.‘s (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) was held on June 18, 2015, at which 27,375,037 shares of the Company’s common stock were represented in person or by proxy representing approximately 85.29% of the issued and outstanding shares of the Company’s common stock entitled to vote.

(b) At the Annual Meeting, the Company’s stockholders (i) elected the seven directors named below for a term expiring in 2016; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers. The proposals are described in detail in the Company’s 2015 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mark C. Biderman	16,452,754	473,771	10,448,512
Thomas D. Christopoul	16,590,544	335,981	10,448,512
Michael A. Commaroto	16,694,449	232,076	10,448,512
James E. Galowski	15,972,680	953,845	10,448,512
Frederick N. Khedouri	15,963,665	962,860	10,448,512
Frederick J. Kleisner	16,580,801	345,724	10,448,512
Hope S. Taitz	15,257,378	1,669,147	10,448,512

(ii) The voting results with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,853,164	486,692	35,181	0

(iii) The voting results with respect to the approval, on an advisory basis, of the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,087,951	681,341	157,230	10,448,515

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Residential Mortgage, Inc.

By:	/s/ Michael A. Commaroto
Name:	Michael A. Commaroto
Title:	President and Chief Executive Officer

Date: June 23, 2015